Exhibit 10.32

No.       [Blank]

Employment Contract

Party A (Employer)
Name: Henan Shuncheng Group Holding Coal Coke Co., Ltd.
Enterprise Nature: Private Enterprise
Legal Representative (Person in Charge): Wang Xinshun
Address: Southern Industry Road, Tongye Town, Anyang County

Party B (Employee)
Name:                                                                     Gender: Male
Date of Birth:                                                    ID No.:
Address:

Subject to the Labor Law of the People's Republic of China, and other related laws and regulations, in order to establish an employment relationship and clarify the right and obligations, both Parties, by mutual agreement hereby enter this Contract on the basis of equality and free will.

Article 1	Term of this Contract

Party A and Party B signs a fixed-term labor contract. The contract lasts for __ year(s), from _____ to _______________. The probation term is ____ month(s), from  to              .

Article 2	Responsibilities and Place of the Work

1.
Party A may arrange Party B to engage in a production (job) position in the company location in accordance with the requirements of such production (job) position. Party A may adjust Party B’s position.

2.
Party B shall comply with the types of work, positions arranged or adjusted by Party A, and complete the production (job) tasks in accordance with the quality and quantity specified by the certain position requirements stipulated by Party A.

3.	Party B may, openly and justly, participate in the position competition organized by Party A in accordance with its own technique and major.

Article 3	Work Conditions and Labor Protection

1.	Party A shall implement work safety and hygiene education and arrange professional training to Party B.

2.	Party A shall provide necessary safety and hygiene supplies and conditions in accordance with state regulations.

3.	If Party B engages in the work which may cause occupational hazards, Party A shall arrange regular health examination for Party B.

4.	If Party B is female or under 18, Party A shall provide special work protection under the state regulations.

5.
If Party A arranges Party B to take special purpose work, Party A shall arrange professional training to Party B (excluding that Party B has received such training). Party B shall not launch out into the position until obtaining certain qualification certificate.

6.
Party B shall strictly comply with safety operation regulations and is entitled to refuse to implement the illegal directions by Party A which may cause risks for Party B’s safety and hygiene during the process of production (job).

Article 4	Working Hours and Rest and Holiday Policies

1.	Working hour policy shall be formulated by Party A under the state regulations.

2.	The working hour policy formulated by Party A shall be applicable to Party B; Party B shall work 40 hours each week.

3.	Party A shall ensure the rest, holiday rights of Party B under the state regulations.

Article 5	Labor Compensation

1.
Party B agrees to implement the wage system formulated by Party A during its working period. Party B may enjoy a monthly salary of RMB 3000.00. Party A may determine the wages distribution system, wages distribution form and level of wages by signing a collective contract or through legal procedure on the basis of business features and economic benefits. Subject to approval by the Executive Director, Party A may pay Party B a bonus in accordance with Party B’s performance.

2.	Party A shall pay Party B labor compensation by legal tender fully and promptly.

3.
If Party B completes the tasks specified by Party A within the legal working hours, Party A shall pay Party B labor compensation no less than the standard minimum salary regulations stipulated by the local government.

4.
In the event that Party A arranges work overtime to Party B depending on the actual business operation, Party A shall pay Party B labor compensation in accordance with the relevant provisions and business wage system.

Article 6	Social Insurance and Welfare

1.
Both parties shall progressively build up and perfect the social insurance according to the relevant state and local regulations. After the dissolution or termination of this contract, both parties shall handle the related transfer procedures in accordance with the relevant state and local regulations.

2.	Party B will be treated as stipulated by the state and local regulations in case he or she suffers occupational diseases or is injured or dead due to work.

3.	A female employee will be treated as stipulated by the state and local regulations in case she is in her pregnancy, confinement or nursing period.

4.	The other various insurance treatment of Party B shall be implemented in accordance with the state and local regulations.

Article 7	Rights and Obligations

Within the contract term, Party B has the right to work, obtain the labor compensation and participate in the learning of politics, vocational work and production technique, take part in the democratic management, as well as acquire political honor and substantial encouragement. At the same time, Party B shall undertake the obligations of completing the tasks according to the requirements of Party A.

Article 8	Labor Discipline

1.	Party A shall be responsible for providing labor discipline and various rules and regulations education to Party B.

2.	Party B shall strictly comply with the various rules and regulations prepared by Party A and obey the management directions and educations of Party A.

3.
In case Party B violates any of the labor disciplines, rules and regulations, Party A has the right to criticize Party B or even render disciplinary punishment, economic punishment or release the contract according to the relevant rules and regulations.

4.	Party B shall strictly keep confidentiality of Party A’s business and technique secrets.

Article 9	Modification of this Contract

The both Parties may modify the contents of this Contract after reaching a negotiated consensus in case any of the following occurs:

(1)	Party A adjusts the production (job) tasks due to restructuring or change in the line of production change in system;

(2)	Party B fails to perform this Contract caused by bad physical conditions or other reasons;

(3)	The relevant laws, rules and regulations have been modified;

(4)
The objective conditions on which the Contract is based have materially changed to the extent that it is impossible to perform the Contract. In case the Contract is to be modified, either Party must notify the other Party in written. The content of this Contract may be modified after reaching a negotiated consensus between both Parties, and a Labor Contract Modify Agreement shall be concluded.

Article 10	Termination of This Contract

1.	The Contract automatically turns invalid upon expiration;

2.
The Contract may be automatically terminated if the business term expires; Party A’s business license is revoked; Party A is compelled to close down or dissolve; or Party A decides to dissolve in advance or is legally announced to be bankruptcy.

3.	The Contract may be automatically terminated if Party B meets the retirement age and requirements, or Party B is dead, pronounced dead or pronounced missing by the people's court.

4.	The Contract may be automatically terminated if other termination situations stipulated in laws and administrative provisions occur.

Article 11	Renewal of This Contract

This Contract may be renewed after both parties’ agreement through negotiation in accordance with the production (job) requirements. Either Party not intending to renew the Contract shall inform the other party in written form 30 days in advance.

Article 12	Cancellation of This Contract

1.	The Contract may be canceled based on both parties’ mutual negotiation.

2.	The Contract may be automatically canceled in case any of the following occurs:

(1)	The resignation of Party B is accepted by Party A;

(2)	Party B is approved to be transferred；

(3)	Party B is discharged, expelled，dismissed by Party A;

3.	Party A may cancel the Contract at any time, if Party B:

(1)	is proved to be unqualified for the position within the probation;

(2)	severely violates the labor disciplines and regulations;

(3)	seriously neglects his duty, engages in malpractice for selfish ends or discloses the trade secrets and brings significant loss to the Employer;

(4)	While Party B is recruited, he/she intends to pretend something, such as age, health condition, martial status and the labor relations existed with the other companies;

(5)	During the period of the Contract, Party B establishes a labor relation with or forms an actual labor relation with other companies;

(6)	Party B is held criminally responsible.

4.	Party A may cancel the contract upon 30 days’ prior written notice to Party B, in case any of the following occurs:

(1)
The objective conditions on which the contract is based have materially changed to the extent that it is impossible to perform the contract and both parties cannot reach an agreement to amend the contract to reflect the changed conditions;

(2)
Party B, due to sickness or injury inflicted off the job, can not resume his or her work or do the other job reassigned by Party A after specified period of medical treatment; or Party B is unqualified to engage in the relevant vocations, occupations and positions according to the state and city regulations, and Party A is incapable to arrange another job;

(3)	Party B is unqualified, even after a training or job position adjustment;

5.
Party A may cancel this Contract after explaining the situation or consultation with the trade union or the staff 30 days in advance in case that Party A is being consolidated in the legal consolidation period on the brink of bankruptcy or the situation of business is seriously in trouble.

6.	Party A is not allowed to cancel the Labor Contract if not conforming to 3, 4 hereof in case any of the following occurs:

(1)	Party B is in a period of medical treatment for sickness or work injury;

(2)	Party B is ill with occupational disease or injured due to work and is in a period of medical treatment.

(3)	The female employee is in pregnancy, maternity or lactation;

(4)	Other situations stipulated in laws and administrative provisions.

7.	Party B may cancel this Contract at any time, in case any of the following occurs (unless Party A’s economic losses caused by Party B is unsettled):

(1)	Within the probation;

(2)	Party A forces Party B to work by violence, threat or illegal limitations of Party B’s freedom;

(3)	Party A fails to pay Party B’s salary or provide work conditions as stipulated herein.

8.
Party B shall inform Party A in writing to cancel the Contract 30 days in advance if not conforming to the above 7, Article 10. Party B shall pay the economic compensation to Party A for the economic losses caused by Party B in case this Contract is canceled according to the clauses herein.

9.
If Party B’s freedom is limited due to suspicion of breaking laws and committing crimes, Party A may suspend the performance of this Contract, and stop Party B’s salary. In case that Party B’s freedom is limited by mistake, Party A shall continue to perform the Contract, and Party B may claim compensation against the relevant departments for the losses occurred during the suspension period of the Contract.

Article 13	Other Issues Agreed by Both Parties

During the period of the Contract, the agreements concerning training, advanced studies, going abroad, academic credentials education and participation in major projects shall be integrated with this Contract, and have the equal legal effect.

Article 14	Labor Compensation and Liabilities for Breach of Contract

1.
If Party A ends or terminates this Contract by violating rules and regulations, it shall pay to Party B the labor compensation pursuant to the Economic Compensation for Breach and Termination of Contracts Procedures issued by the Ministry of Labor.

2.	In case that Party B ends or terminates this Contract for personal reasons, Party A may not pay the labor compensation.

3.	Party A shall pay the labor compensation pursuant to the Law of the People's Republic of China on Employment Contracts to Party B in case any of the following occurs:

(1)	Where Party A wrongly deducts or delays payment of wages to Party B without valid cause;

(2)	Where Party A refuses to pay overtime compensation to Party B;

(3)	Where wages paid to Party B by Party A is lower than the local minimum wage standard;

(4)	Where Party A violates the provisions to terminate the Labor Contract and does not pay Party B concerned economic compensation in accordance with the relevant provisions;

(5)	Where Party A encroaches upon the legitimate rights and interests of female and juvenile workers in violation of the state stipulations on their protection,；

(6)	Where Party A causes damages to Party B by revoking the Labor Contracts in violation of the conditions specified in the relevant laws and regulations;

4.
Party B, who revokes the Labor Contracts in violation of the conditions specified in the relevant laws and regulations or violates terms on secret-keeping matters agreed upon the Labor Contracts and thus caused economic losses to Party A, shall be liable for compensation in accordance with the law.

(1)
If Party B wants to revoke this Contract for personal reasons, Party B shall compensate Party A for the training cost (including training expense, training expense for participation of major projects) provided by Party A during the period of Contract, and the direct economic losses to the production, operation and work of Party A caused by Party B, and return all the technique documents, drawings, tools to Party A during the period of Contract.

(2)
If Party B leaves the job without permission during the period of Contract, or revokes the Labor Contract in violation of the conditions specified in the Labor Law of the People's Republic of China and this Contract, Party A may terminate the Labor Contract. Party B shall compensate Party A for the training cost (including training expense, training expense for participation of major projects) provided by Party A during the period of Contract, and the direct economic losses to the production, operation and work of Party A caused by Party B, and return all the technique documents, drawings, tools to Party A during the period of Contract and to compensate Party A for the breach of the contract simultaneously.

(3)
To ensure the normal operation of Party A’s projects listed in the local government major projects, Party B shall not terminate this Contract or engage in similar work with such projects in other organizations, companies other than Party A during the preparation process and for three years after going into production once Party B participate in such projects. Party A will pursue Party B’s economic responsibilities in accordance with the law if any economic losses caused by Party B’s disclosure of Party A’s trade secrets, technique secrets or patent.

Article 15	Labor Dispute Resolutions

If a dispute arising from the performance of this Contract, the Parties may apply to the labor dispute mediation committee of the unit for mediation, if the mediation fails and one of the parties requests for arbitration, that party may apply in written to the competent Arbitration Committee for Labor Disputes for arbitration within 60 days from the dispute starting day. Either party may also directly apply to the Arbitration Committee for Labor Disputes. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to the competent people's court.

Article 16       Any other matters not expressly stated herein shall be implemented pursuant to current labor laws and regulations.

Article 17       The Contract is in duplicate, each held by Party A and Party B respectively. The contract comes into effect upon signatures or seals of both parties and both parties shall conscientiously undertake its implementation. The two copies are equally authentic (altered or unauthorized substituting signed invalid).

Party A: Henan Shuncheng Group Coal Coke Co., Ltd.

(Seal)

Legal Representative/

Authorized Representative: (signature of Wang Xinshun)

Party B: (signature of           )

Date: _______(Year)_______(Month)_______(Day)

Verification Organ:    (Seal)                                    Verification Personnel: (Seal)

Verification Date: _______(Year)_______(Month)_______(Day)

Contract Renewal

According to the to the needs of production and operation, the Labor Contract is renewed after reaching a negotiated consensus between both Parties in accordance with the Labor Law for_______years, from _______(Year)_______(Month)_______(Day) to _______(Year)_______(Month)_______(Day). All other terms and conditions hereof remain unchanged.

Party A:  (Seal)                                                                             Party B: (signature)

Legal Representative/

Authorized Representative:

Date: _______(Year)_______(Month)_______(Day)

Contract Renewal for the Second Time

According to the to the needs of production and operation, the Labor Contract is renewed for the second time after reaching a negotiated consensus between both Parties in accordance with the Labor Law for_______years, from _______(Year)_______(Month)_______(Day) to _______(Year)_______(Month)_______(Day). All other terms and conditions hereof remain unchanged.

Party A:  (Seal)                                                                             Party B: (signature)

Legal Representative/

Authorized Representative:

Date: _______(Year)_______(Month)_______(Day)

Record of Labor Contract Cancellation

Whereas, ______________________________________________________, the Labor Contract is canceled in accordance with                                                         .

This record is hereby made.

Henan Shuncheng Group Holding Coal Coke Co., Ltd.

Responsible person:

Date: _______(Year)_______(Month)_______(Day)

Record of Labor Contract Termination

Whereas,______________________________________________________, the Labor Contract is terminated in accordance with                                                         .

This record is hereby made.

Henan Shuncheng Group Holding Coal Coke Co., Ltd.

Responsible person:

Date: _______(Year)_______(Month)_______(Day)